Exhibit 10.3

ESCROW AGREEMENT

ESCROW AGREEMENT (this “Agreement”) made as of March 24, 2006 by and among Markland Technologies, Inc., a Florida corporation (“Markland”), James LLC, Southridge Partners LP, Southshore Capital Fund Ltd. and Brittany Capital Management, Ltd. (collectively, the “Investors”), Greenfield Capital Partners, LLC (“Greenfield”), Southridge Capital Management LLC, as representative of the Investors and Greenfield (the “Representative”), and Greenberg Traurig, LLP, as escrow agent (the “Escrow Agent”).

WHEREAS, Markland and the Investors are parties to that certain Redemption and Securities Purchase Agreement, dated as of the date hereof (the “Redemption Agreement”), pursuant to which the Investors will acquire shares of Markland’s Series E Preferred Stock, par value $.0001 per share (the “Series E Preferred Stock”);

WHEREAS, Markland and Greenfield are parties to that certain Termination Agreement, dated as of the date hereof, pursuant to which Greenfield will acquire shares of Series E Preferred Stock;

WHEREAS, pursuant to its terms, the Series E Preferred Stock is convertible into outstanding shares of common stock, par value $.001 per share (the “Technest Common Stock”), of Technest Holdings, Inc., a Nevada corporation (“Technest”), which shares are currently held by Markland;

WHEREAS, Markland and the Investors are also party to that certain Registration Rights Agreement, dated as of the date hereof (the “Registration Rights Agreement”);

WHEREAS, in connection with certain “Events” outlined in the Registration Rights Agreement, Markland may be required to pay, as partial liquidated damages, additional shares of Technest Common Stock to the Investors; and

WHEREAS, in order to secure the conversion rights associated with the Series E Preferred Stock and the potential payment of liquidated damages under the Registration Rights Agreement, Section 5 of the Redemption Agreement provides for Markland to deposit an aggregate 3,804,000 shares of Technest Common Stock with the Escrow Agent to hold and distribute pursuant to this Agreement (an additional 500,000 shares of Technest Common Stock will be deposited hereunder to help secure the conversion rights of Greenfield’s shares of Series E Preferred Stock).

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows.

1. Appointment of the Escrow Agent and Representative.

1.1 Escrow Agent. The Escrow Agent is hereby appointed as escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment on the terms set forth herein.

1.2 Representative. The Representative is hereby appointed as agent and representative of the Investors and Greenfield for the purposes set forth herein, and the Representative accepts such appointment on the terms set forth herein.

2. Escrow Shares.

2.1 Deposit. In accordance with Section 5 of the Redemption Agreement, on the date of the Initial Closing (as defined in the Redemption Agreement), Markland shall deposit with the Escrow Agent one or more certificates representing an aggregate of 3,804,000 shares of Technest Common Stock. In addition, on the date of the Initial Closing, Markland shall deposit with the Escrow Agent an additional 500,000 shares of Technest Common Stock to help secure the conversion rights of Greenfield’s shares of Series E Preferred Stock. The aggregate 4,304,000 shares of Technest Common Stock being deposited hereunder are referred to herein as the “Escrow Shares.” Although the Escrow Shares shall be issued in the name of the Escrow Agent or its nominee, as Escrow Agent, all Escrow Shares shall be held by the Escrow Agent for the benefit of Markland until such shares become the property of the Investors and/or Greenfield in accordance with this Agreement. If during the term of this Agreement there is declared a stock dividend or stock split, all securities thereby issuable with respect to the Escrow Shares shall be deposited hereunder and shall be deemed “Escrow Shares” for the purposes of this Agreement and if, in connection therewith, the Escrow Agent is required by the terms of such stock dividend or stock split to exchange the certificates then held by it for a different number of shares or certificates it is hereby irrevocably authorized to do so. If during the term of this Agreement, and prior to the Escrow Shares becoming property of the Investors and/or Greenfield, there is paid to the Escrow Agent any dividends in cash or other property (other than securities) in respect of the Escrow Shares, such dividends shall be paid promptly by the Escrow Agent to Markland. If during the term of this Agreement, and following the Escrow Shares becoming property of the Investors and/or Greenfield, but prior to the distribution of such Escrow Shares to the Investors and/or Greenfield, there is paid to the Escrow Agent any dividends in cash or other property (other than securities) in respect of the Escrow Shares, such dividends shall be paid promptly by the Escrow Agent to the Representative, who shall then disburse such dividends to the proper Investors and/or Greenfield. The Escrow Shares shall be disbursed by the Escrow Agent in accordance with the terms of this Agreement.

2.2 Voting of Escrow Shares. The Escrow Shares held by the Escrow Agent pursuant to this Agreement shall be deemed issued and outstanding, shall appear as issued and outstanding in Technest’s stock records, and shall be legally outstanding under applicable state law. With respect to any matter on which stockholders of Technest have a right to vote, the Escrow Agent, upon receipt of written notices to such effect, on behalf of Markland, acting at the written direction of Markland received not less than three (3) business days prior to such vote, shall exercise the right to vote, or not vote, all Escrow Shares (or any portion thereof); provided, however, that the Escrow Agent shall at the expense of Markland promptly forward, or cause to be forwarded, copies of any proxies, proxy statements or other materials which it receives to Markland, and shall vote the applicable portion of the Escrow Shares in accordance with any written instructions timely received by the Escrow Agent from Markland. Absent any such written instructions, the Escrow Agent shall not vote any Escrow Shares.

3. Distribution of Escrow Shares. The Escrow Agent shall not distribute all or any portion of the Escrow Shares to any party, except in accordance with this Section 3.

3.1 Distribution Upon Conversion of Series E Preferred Stock.

a. Notice of Conversion. Upon the Escrow Agent’s receipt of a duly executed Notice of Conversion (as defined in the Articles of Amendment to the Articles of Incorporation of Markland creating the Series E Preferred Stock (the “Series E Articles”)) from a holder of Series E Preferred Stock in accordance with the Series E Articles, the Escrow Agent shall deliver (or cause to be delivered) certificates representing the shares of Technest Common Stock issuable upon conversion of the shares of Series E Preferred Stock being converted (the “Conversion Shares”) out of the Escrow Shares to the holder of the Series E Preferred Stock being converted (a “Converting Holder”) at the address specified in the Notice of Conversion, via express courier, by electronic transfer or otherwise. The number of Conversion Shares shall be based on the most recent existing Conversion Ratio (as defined in the Series E Articles) as to which the Escrow Agent has then been notified by Markland.

b. Dispute Notices. The Escrow Agent will use commercially reasonable efforts to cause the Conversion Shares to be issued to the Converting Holders as soon as practicable, but no earlier than three (3) Business Days following receipt by the Escrow Agent of the Notice of Conversion; provided, however, that if within the period of two (2) Business Days following receipt by the Escrow Agent of the Notice of Conversion, the Escrow Agent shall have received from Markland a written notice (a “Conversion Dispute Notice”) stating that Markland disputes in good faith the validity of or the number of Conversion Shares specified in such Notice of Conversion or any portion thereof (a “Conversion Disputed Amount”) and providing in reasonable detail the reasons therefor, the Escrow Agent shall transfer any Conversion Shares to the Converting Holder that are not the subject of a dispute, but shall not transfer any such Conversion Disputed Amount, with respect to such disputed conversion, to the Converting Holder other than pursuant to Section 4.1 of this Agreement. Markland shall send a copy of each Conversion Dispute Notice to the Converting Holder at the same time that such Conversion Dispute Notice is sent to the Escrow Agent. For purposes of this Agreement, the term “Business Day” means any day (other than a Saturday or Sunday) on which (A) the New York Stock Exchange is open and (B) banks are not authorized or required to close in Boston, Massachusetts or Wilmington, Delaware.

c. If the Escrow Agent shall not have received a Conversion Dispute Notice with respect to the number of Conversion Shares specified in a Notice of Conversion, or any portion thereof, within the period of two (2) Business Days following its receipt of such Notice of Conversion, Markland shall be forever barred and precluded from contesting in any manner or forum whatsoever the distribution of Escrow Shares not so disputed.

d. If at any time the number of Conversion Shares exceeds the number of Escrow Shares then held by the Escrow Agent, the Escrow Agent shall have no liability or responsibility for any deficiency.

3.2 Distributions to Holders as Payment of Liquidated Damages Under the Registration Rights Agreement.

a. If the Holders (as defined in the Registration Rights Agreement) are entitled to liquidated damages under Section 2(b) of the Registration Rights Agreement, the Representative shall deliver to the Escrow Agent (with a copy to Markland) a written notice (a “Liquidated Damages Notice”) setting forth in reasonable detail the nature of the claim and an estimate of the number of Escrow Shares (the “Liquidated Damages Shares”) which the Representative believes the Holders are entitled to be paid pursuant to the Registration Rights Agreement. The Liquidated Damages Notice shall specify the exact number of Escrow Shares that the Representative believes that each Holder is entitled to under the Registration Rights Agreement, as well as delivery instructions for each Holder.

b. Dispute Notices. The Escrow Agent will use commercially reasonable efforts to cause the Liquidated Damages Shares to be issued to the Holders as soon as practicable, but no earlier than six (6) Business Days following receipt by the Escrow Agent of the Liquidated Damages Notice; provided, however, that if within the period of five (5) Business Days following receipt by the Escrow Agent of the Liquidated Damages Notice, the Escrow Agent shall have received from Markland a written notice (a “Liquidated Damages Dispute Notice”) stating that Markland disputes in good faith the validity of or the number of Liquidated Damages Shares specified in such Liquidated Damages Notice or any portion thereof (a “Liquidated Damages Disputed Amount”) and providing in reasonable detail the reasons therefor, the Escrow Agent shall transfer any Liquidated Damages Shares to the Holders that are not the subject of a dispute, but shall not transfer any such Liquidated Damages Disputed Amount, with respect to such disputed amount, to the Holders other than pursuant to Section 4.2 of this Agreement. Markland shall send a copy of each Liquidated Damages Dispute Notice to the Representative at the same time that such Liquidated Damages Notice Dispute Notice is sent to the Escrow Agent.

c. If the Escrow Agent shall not have received a Liquidated Damages Dispute Notice with respect to the number of Liquidated Damages Shares specified in a Liquidated Damages Notice, or any portion thereof, within the period of five (5) Business Days following its receipt of such Liquidated Damages Notice, Markland shall be forever barred and precluded from contesting in any manner or forum whatsoever the distribution of Escrow Shares not so disputed.

d. If at any time the number of Liquidated Damages Shares exceeds the number of Escrow Shares then held by the Escrow Agent, the Escrow Agent shall have no liability or responsibility for any deficiency.

3.3 Release of Escrow Shares to Markland.

a. Upon the effectiveness of the first Registration Statement contemplated by Section 2(a) of the Registration Rights Agreement, Markland and the Representative shall negotiate in good faith to determine an equitable number of Escrow Shares (the “Equitable Number”) to be released to Markland. Markland and the Representative shall use their best efforts to determine the Equitable Number within 30 days of the effective date of such Registration Statement. As soon as practicable following the Escrow Agent’s receipt of a fully executed written agreement between Markland and the Representative with respect to the Equitable Number, a number of Escrow Shares equal to the Equitable Number shall be released to Markland.

b. Upon the termination of the Effectiveness Period (as defined in the Registration Rights Agreement), a number of shares equal to (i) 465,000 minus (ii) the number of Escrow Shares released pursuant to Section 3.3(a) minus (iii) the number of Liquidated Damages Shares transferred pursuant to this Agreement, shall be released to Markland.

c. Upon termination of this Agreement pursuant to Section 5 below, any remaining Escrow Shares shall be released to Markland.

4. Disputed Amounts.

4.1 Conversion Disputes. Upon receipt by the Escrow Agent of a written notice from Markland and/or a Converting Holder with respect to a Conversion Disputed Amount specifying the number of Conversion Shares to which such Converting Holder is entitled, accompanied by (i) a fully executed written agreement between Markland and such Converting Holder with respect to such Conversion Disputed Amount or (ii) a certified copy of a final, nonappealable order of a court or arbitrator or tribunal of arbitrators of competent jurisdiction determining the number of Conversion Shares to which the Converting Holder is entitled, the Escrow Agent shall transfer to such Converting Holder from the Escrow Shares such number of Conversion Shares (to the extent not previously transferred).

4.2 Liquidated Damages Disputes. Upon receipt by the Escrow Agent of a written notice from Markland and/or the Representative with respect to a Liquidated Damages Disputed Amount specifying the number of Liquidated Damages Shares to which the Holders are entitled, accompanied by (i) a fully executed written agreement between Markland and the Representative with respect to such Liquidated Damages Disputed Amount or (ii) a certified copy of a final, nonappealable order of a court or arbitrator or tribunal of arbitrators of competent jurisdiction determining the number of Liquidated Damages Shares to which the Holders are entitled, the Escrow Agent shall transfer to the Holders from the Escrow Shares such number of Liquidated Damages Shares (to the extent not previously transferred).

5. Termination.

5.1 This Agreement shall terminate on the later to occur of (i) the termination of the Effectiveness Period and (ii) the date on which all shares of Series E Preferred Stock have been converted (such later date, the “Termination Date”), if and to the extent that there are no outstanding disputes relating to Conversion Shares or Liquidated Damages Shares which remain unresolved on the Termination Date. If that is the case, then on the Termination Date, the Escrow Agent shall release any remaining Escrow Shares to Markland.

5.2 If, however, on the Termination Date there are outstanding disputes relating to Conversion Shares or Liquidated Damages Shares which remain unresolved, then this Agreement shall continue in effect until all such disputes have been resolved. At such time as all remaining disputes hereunder have been resolved pursuant to and in accordance with Sections 4.1 and/or 4.2, as the case may be, the Escrow Agent shall release any remaining Escrow Shares to Markland.

5.3 Anything contained herein to the contrary notwithstanding, the provisions of Section 8 and Section 10 shall remain in full force and effect and shall survive the termination of this Agreement for so long as the Escrow Agent may have any liability.

6. Scope of Undertaking. The Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement and the Escrow Shares, and shall not be required to deliver the same or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than (i) to receive, hold, and make delivery of the Escrow Shares as herein expressly provided or by reason of a judgment or order of a court of competent jurisdiction and (ii) as contemplated by Sections 2.1 and 2.2.

7. Knowledge and Sufficiency of Documents. The Escrow Agent shall not be bound by or have any responsibility with respect to compliance with any agreement between any of the other parties hereto, irrespective of whether the Escrow Agent has knowledge of the existence of any such agreement or terms and provisions thereof, the Escrow Agent’s only duty, liability, and responsibility being to receive, hold and deliver the Escrow Shares as herein provided. The Escrow Agent shall not be required in any way to determine the validity or sufficiency, whether in form or in substance, of the Escrow Shares or the validity, sufficiency, genuineness or accuracy of any instrument, document, certificate, statement or notice referred to in this Agreement or contemplated hereby; or the identity or authority of the persons executing the same, and it shall be sufficient if any writing purporting to be such instrument, document, certificate, statement or notice is delivered to the Escrow Agent and purports on its face to be correct in form and signed or otherwise executed by the party or parties required to sign or execute the same under this Agreement.

8. Right of Interpleader. Should any controversy arise between Markland, on one hand, and the Representative, the Investors, Greenfield and/or any Holders, on the other, or any other person, firm or entity, with respect to this Agreement, the Escrow Shares, or any part thereof, or the right of any party or other person to receive the Escrow Shares, or should such parties fail to designate another Escrow Agent as provided in Section 15 hereof, or if the Escrow Agent should be in doubt as to what action to take, the Escrow Agent shall have the right (but not the obligation) to (i) withhold delivery of the Escrow Shares until the controversy is resolved as provided in Section 4 hereof, the conflicting demands are withdrawn or its doubt is resolved as provided in Section 4 hereof, or (ii) institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties hereto (the right of the Escrow Agent to institute such bill of interpleader, however, shall not be deemed to modify the manner in which the Escrow Agent is entitled to make disbursements of the Escrow Shares as hereinabove set forth, other than to tender the Escrow Shares into the registry of such court). Should a bill of interpleader be instituted, or should the Escrow Agent be threatened with litigation or become involved in litigation in any manner whatsoever on account of this Agreement or the Escrow Shares, then as between themselves and the Escrow Agent, Markland, the Investors and Greenfield, jointly and severally, hereby bind and obligate themselves, their successors, heirs, executors and assigns to pay the Escrow Agent its reasonable attorneys’ fees and any and all other disbursements, expenses, losses, costs and damages of the Escrow Agent in connection with or resulting from such threatened or actual litigation. Notwithstanding the foregoing, as between themselves, Markland, on the one hand, and the Investors and Greenfield, on the other hand, shall each pay one-half of all amounts payable to the Escrow Agent pursuant to this paragraph.

9. Scope of Duties and Errors in Judgment. It is expressly understood and agreed that the Escrow Agent shall be under no duty or obligation to give any notice, or to do or to omit the doing of any action or anything with respect to the Escrow Shares, except to hold the same in the Escrow Account and to make disbursements in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, it is acknowledged and agreed that (i) no implied duties shall be read into this Agreement on the part of the Escrow Agent, and (ii) the Escrow Agent shall not be obligated to take any legal or remedial action which might in its judgment involve it in any expense or liability for which it has not been furnished acceptable indemnification. The Escrow Agent, its shareholders, associates and employees shall not be liable for any error in judgment or any act or steps taken or permitted to be taken in good faith, or for any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for its own willful misconduct or gross negligence.

10. Indemnity. As between themselves and the Escrow Agent, Markland, the Investors and Greenfield, jointly and severally, agree to indemnify the Escrow Agent against and hold the Escrow Agent harmless from any and all losses, costs, damages, expenses, claims, and attorney’s fees and expenses suffered or incurred by the Escrow Agent as a result of, in connection with or arising from or out of the acts or omissions of the Escrow Agent in performance of or pursuant to this Agreement, except such acts or omissions as may result from the Escrow Agent’s willful misconduct or gross negligence. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

Markland, the Investors and Greenfield, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the distribution of Escrow Shares under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent in any such payment or other activities under this Agreement. Markland and the Representative undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments, or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Markland, the Investors and Greenfield, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including, without limitation, the withholding or deduction or the failure to withhold or deduct the same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.

Notwithstanding the foregoing, as between themselves, Markland, on the one hand, and the Investors and Greenfield, on the other, shall each pay one-half of all amounts payable to the Escrow Agent pursuant to this paragraph.

11. Responsibilities of the Representative.

11.1 General. The Representative has been designated by the Investors and Greenfield to represent the Investors and Greenfield with respect to the Escrow Shares pursuant to the terms of this Agreement. The duties of the Representative hereunder shall be limited to the observance of the express provisions of this Agreement. The Representative shall not be subject to, or be obliged to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth or provided for herein or in the Redemption Agreement.

11.2 Reimbursement of Expenses of the Representative. The Investors and Greenfield shall reimburse the Representative for reasonable out-of-pocket expenses incurred by the Representative in the performance of his duties hereunder.

11.3 Duties. The Investors and Greenfield hereby authorize and direct the Representative to take all action necessary in connection with the implementation of this Agreement on behalf of the Investors, including, without limitation, giving and receiving all notices required to be given under this Agreement, settling any dispute arising hereunder and executing all such documents as the Representative shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement. All decisions and actions by the Representative shall be binding upon all of the Investors and Greenfield, and the Investors and Greenfield shall have no right to object, dissent, protest or otherwise contest the same.

11.4 Reliance. By their execution of this Agreement, the Investors and Greenfield agree that (i) Markland and the Escrow Agent shall be able to rely conclusively on the instructions and decisions of the Representative as to any actions required or permitted to be taken by the Investors, Greenfield or the Representative hereunder, and no party hereto shall have any cause of action against any other for any action taken in reliance upon the instructions or decisions of the Representative, (ii) all actions, decisions and instructions of the Representative shall be conclusive and binding upon all of the Investors and Greenfield, and the Investors and Greenfield shall have no cause of action against the Representative or any other person for any action taken, decision made or instruction given by the Representative under this Agreement, except for gross negligence, breach of fiduciary duties owed to the Investors and Greenfield, fraud or willful breach of this Agreement by the Representative and (iii) the provisions of this Section 11 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by the Investors and Greenfield to the Representative and shall be binding upon the executors, heirs, legal representatives and successors of each Investor and Greenfield.

12. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO MARKLAND:	Markland Technologies, Inc.
88 Royal Little Drive
Providence, RI 02904
Attn: Robert Tarini
Fax:401-454-1806

With a copy to:	Greenberg Traurig, LLP
One International Place
Boston, MA 02110
Attn: Jonathan Bell, Esq.
Fax: (617) 310-6001

TO REPRESENTATIVE:	Southridge Capital Management LLC
90 Grove Street, Suite 204
Ridgefield, CT 06877
Attn: Stephen Hicks
Fax: (203) 431-8301

TO ESCROW AGENT:	Greenberg Traurig, LLP
One International Place
Boston, MA 02110
Attn: Jonathan Bell, Esq.
Fax: (617) 310-6001

13. Consultation with Legal Counsel. The Escrow Agent may consult with its in--house counsel or other counsel satisfactory to it in respect to questions relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered, or omitted by the Escrow Agent in good faith upon the advice of such counsel. The Escrow Agent may act through its shareholders, associates, employees, agents and attorneys.

14. Reimbursement of Expenses. The Escrow Agent shall be entitled to reimbursement from Markland of all its reasonable costs and expenses, including reasonable fees and expenses of legal counsel incurred by it in connection with the preparation, operating, administration and enforcement of this Agreement. The Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of this Agreement or the escrow created hereby which are in excess of its compensation for normal services hereunder, including, without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with resolution of any dispute by any party hereunder. Notwithstanding the foregoing, with respect to any such costs and expenses incurred in connection with a dispute, Markland, on the one hand, and the Investors and Greenfield, on the other, shall each pay one-half of all amounts payable to the Escrow Agent pursuant to this paragraph.

15. Resignation. The Escrow Agent may resign upon 10 days’ prior written notice to Markland and the Representative, and upon the written instruction of Markland and the Representative, the Escrow Agent shall deliver the Escrow Shares to any designated substitute Escrow Agent mutually agreeable to such parties. If Markland and the Representative fail to designate a substitute Escrow Agent within 10 days, the Escrow Agent, in its sole discretion and its sole option, either may (i) continue to hold the Escrow Shares, or (ii) institute a bill of interpleader as contemplated by Section 8 hereof.

16. Compensation. Markland covenants and agrees to pay to the Escrow Agent the fee determined by the Escrow Agent, from time to time, to be applicable to this escrow and bear all costs and expenses incurred by the Escrow Agent in connection therewith; provided that the Investors and Greenfield agree to collectively pay one-half of such costs and expenses to the extent they are incurred in connection with a dispute.

17. Governing Law. This Agreement shall be construed under and governed by the internal laws of the State of New York without regard to its conflict of laws provisions. The parties hereto hereby submit themselves to the jurisdiction of the state and federal courts of the State of New York for the resolution of any disputes hereunder and agree that New York shall constitute a convenient forum for the resolution of any such disputes.

18. Force Majeure. Neither Markland, the Representative nor the Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond their control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

19. Entire Agreement. This Agreement evidences the entire agreement among Markland, the Investors, Greenfield, the Representative and the Escrow Agent in connection with the Escrow Shares and no other agreement entered into between the parties or any of them shall be considered or adopted or binding, in whole or in part, by or upon the Escrow Agent, notwithstanding that any other such agreement may be deposited herewith or the Escrow Agent may have knowledge thereof.

20. Binding Effect. This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.

21. Amendments and Waivers. This Agreement may be amended, modified and supplemented, and compliance with any provision hereof may be waived, only by a writing signed by Markland, the Escrow Agent and the Representative.

22. Severability. If one or more of the provisions contained herein for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

23. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

24. Captions. Section headings and captions have been inserted for convenience only and do not in anyway limit the provisions set out in the various sections hereof.

25. Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document and such counterparts may be delivered by facsimile.

[End of Text]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

MARKLAND TECHNOLOGIES, INC.

By: /s/ Robert Tarini
Name: Robert Tarini
Title: Chief Executive Officer

GREENBERG TRAURIG, LLP, as Escrow Agent

By: /s/ Brad Jacobson
Name: Brad Jacobson, Esq.

SOUTHRIDGE CAPITAL MANAGEMENT LLC, as Representative

By: /s/ Stephen Hicks
Name: Stephen Hicks

JAMES LLC

By: Illegible
Name: Navigator Management Ltd. - Director

SOUTHRIDGE PARTNERS LP

By: /s/ Stephen Hicks
Name: Stephen Hicks

SOUTHSHORE CAPITAL FUND LTD.

By:Illegible
Name: Navigator Management Ltd. - Director

BRITTANY CAPITAL MANAGEMENT, LTD.

By:/s/ Barry W. Herman
Name: Barry W. Herman, President

GREENFIELD CAPITAL PARTNERS, LLC

By:/s/ Michael Byl
Name: Michael Byl

13